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                                                                    EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Schedule 14A and Schedule 13E-4 of our report dated August 22, 1994, included in Comprehensive Care Corporation's Annual Report (Form 10-K) for the year ended May 31, 1996, as amended. It should be noted that we have not audited any financial statements of the Company subsequent to May 31, 1994, or performed any audit procedures subsequent to the date of our report.


  /s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP

St. Louis, Missouri,
November 7, 1996